Exhibit 99.1

Agenus’ Prophage Vaccine for Glioma Hailed As a ‘Very Promising Therapy’ in an Editorial Published in the Journal Neuro-Oncology

LEXINGTON, Mass.--(BUSINESS WIRE)--January 21, 2014--Agenus Inc. (Nasdaq: AGEN), a biotechnology company developing novel immune system activating treatments for cancers and infectious diseases, announced that Phase 2 results of Prophage G-200 vaccine in recurrent patients with glioblastoma multiforme (GBM) were hailed as ‘exciting’ and a ‘very promising therapy’ in an editorial published in Neuro-Oncology, the leading journal of the Society of Neuro-Oncology.

The results of Agenus’ Prophage vaccine Phase 2 study, published last month in Neuro-Oncology, demonstrated that more than 90% of the patients treated with the vaccine candidate were alive at six months. The median overall survival in these patients was approximately 11 months.

In an independent editorial, John Sampson, MD, PhD, The Dr. Robert H. Wilkins and Gloria Wilkins Professor of Neurosurgery and Professor of Immunology and Pathology at Duke University Medical Center, called the results ‘impressive’ and said they represent a potentially ‘very promising therapy’ in patients in desperate need of new treatments.

The results of the Phase 2 trial have garnered the support of the National Cancer Institute (NCI). The NCI is funding the largest cancer vaccine trial investigating Prophage vaccine in combination with Avastin® (bevacizumab) in patients with recurrent glioblastoma. The study is actively enrolling and will offer the opportunity to provide important data to validate assessments of biomarkers and imaging criteria, which is needed to advance the understanding of treatment for patients with GBM.

“We are excited about these results and the enthusiasm of our colleagues,” said Andrew Parsa, MD, PhD, corresponding author of the study and chair of neurological surgery at Northwestern Memorial Hospital and the Michael J. Marchese Professor and chair of the department of neurological surgery at the Feinberg School of Medicine at Northwestern University. “We are also enthusiastic about the ongoing NCI Alliance trial and the opportunity to not only advance a new therapy for patients with GBM but to support the development of innovative immunologic and imaging tools.”

Prophage G-200 Vaccine Study Design

The Phase 2 trial enrolled 41 patients with a mean age of 55 years with surgically resectable recurrent high-grade GBM, the deadliest form of brain cancer. Patients underwent surgery to remove ≥90% of their tumors (also referred to as gross total resection), which were then used to manufacture Prophage G-200 vaccine, a patient-specific heat shock protein based therapeutic vaccine. Eligible patients were treated after surgery with Prophage G-200 vaccine once weekly for four weeks, followed by biweekly injections until vaccine depletion. There were no serious adverse events associated with vaccine administration. For further information about this manuscript, please visit http://neuro-oncology.oxfordjournals.org.

The trial was supported through funding from the American Brain Tumor Association, Accelerated Brain Cancer Cure, National Brain Tumor Society, and National Cancer Institute Special Programs of Research Excellence. Dr. Parsa has not received any financial support or travel expense reimbursement for this work or for consulting activities on behalf of Agenus. Dr. Parsa does not have an equity interest in Agenus or a financial relationship with the company.

About the Randomized Prophage G-200 Vaccine ALLIANCE Trial with Avastin in Recurrent GBM

The National Cancer Institute (NCI) is supporting a study of the Prophage G-200 vaccine in a large-scale, multi-center, randomized Phase 2 trial in combination with bevacizumab (Avastin®) in patients with surgically resectable recurrent GBM. The study is being sponsored by the Alliance for Clinical Trials in Oncology (ALLIANCE), a cooperative group of the NCI.

This study represents the largest brain tumor vaccine trial ever funded by the NCI and the largest vaccine study ever conducted with Avastin. The study aims to advance the treatment of GBM, the most common and malignant form of brain cancer.

The ALLIANCE trial is investigating the potential benefits of treatment with a combination of Prophage G-200 vaccine and bevacizumab in a three-arm study of approximately 222 patients with surgically resectable recurrent GBM using a primary endpoint of overall survival. The study will compare efficacy of the Prophage G-200 vaccine administered with bevacizumab either concomitantly or at progression, versus treatment with bevacizumab alone. This study design is supported in part by previous research indicating a potential synergistic effect between the mechanisms of action of Prophage G-200 vaccine and bevacizumab. For additional information about the ALLIANCE trial visit ClinicalTrials.gov using Identifier NCT01814813.

About Glioblastoma Multiforme (GBM)

The incidence rates of primary malignant brain and central nervous system cancers have increased over the last three decades.8 The American Cancer Society estimates that more than 23,000 malignant tumors of the brain or spinal cord will be diagnosed during 2013 in the US, and that more than 14,000 people will die from these tumors. 9 GBM is the most common primary malignant brain tumor and accounts for the majority of diagnoses. It has been associated with a particularly poor prognosis, with survival rates at one and five years equaling 33.7% and 4.5%, respectively.10 The current standard of care for patients with newly diagnosed GBM is surgical resection followed by fractionated external beam radiotherapy and systemic temozolomide11 resulting in a median OS of 14.6 months12 based on data from a randomized Phase 3 trial. Although this treatment can prolong survival, it is not curative and the vast majority of patients with GBM experience recurrent disease, with a median time to recurrence of seven months.13 From the time of recurrence, the median survival is three to nine months.1-7 Currently there is no standard treatment for patients with recurrent GBM, although additional surgery, chemotherapy (i.e., CCNU, temozolomide), bevacizumab, and radiotherapy are used.

About Prophage Vaccines

Prophage vaccines are individualized cancer vaccine candidates derived from each patient’s own tumor. As a result of its individualized nature, each Prophage vaccine contains the precise signals (antigenic fingerprint) of the patient’s particular cancer and allows the body’s immune system to target only cells bearing this specific fingerprint. Such high precision in immunological targeting represents a distinctly different method for treating cancer compared to conventional anti-cancer treatments such as chemotherapy or radiation therapy. These therapies cause side effects which are sometimes debilitating.

Prophage vaccines are based on Agenus’ heat shock protein platform technology. For more information about Prophage vaccines and Agenus’ heat shock protein platform, please visit http://agenusbio.com/science/prophage.php.

About Agenus

Agenus Inc. is a biotechnology company developing treatments for cancers and infectious diseases. The company has multiple immunotherapeutic products based on strong technology platforms that are advancing through the clinic. Agenus’ technology is further validated through partnerships with major pharmaceutical companies, with several product candidates in late-stage clinical trials with corporate partners. Between Agenus and its partners, 23 programs are in clinical development. For more information, please visit www.agenusbio.com, or connect with the company on Facebook, LinkedIn, Twitter and Google+. For more information, please visit www.agenusbio.com.

Forward-Looking Statement

This press release contains forward-looking statements, including statements regarding clinical trial activities, the publication of data, and the potential application of the Company’s technologies and product candidates in the prevention and treatment of diseases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended September 30, 2013. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Agenus undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Agenus’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Agenus’ business and securities, investors should give careful consideration to these risks and uncertainties.

References

1. Ballman KV, Buckner JC, Brown PD, et al. The relationship between six-month progression-free survival and 12-month overall survival end points for phase II trials in patients with glioblastoma multiforme. Neuro Oncol. 2007;9:29–38.

2. Lamborn KR, Yung WK, Chang SM, et al. Progression-free survival: an important end point in evaluating therapy for recurrent high-grade gliomas. Neuro Oncol. 2008;10:162–170.

3. Wong ET, Hess KR, Gleason MJ, et al. Outcomes and prognostic factors in recurrent glioma patients enrolled onto phase II clinical trials. J ClinOncol. 1999;17:2572–2578.

4. Friedman HS, Prados MD, Wen PY, et al. Bevacizumab alone and in combination with irinotecan in recurrent glioblastoma. J Clin Oncol. 2009;27:4733–4740.

5. Kreisl TN, Kim L, Moore K, et al. Phase II trial of single-agent bevacizumab followed by bevacizumab plus irinotecan at tumor progression in recurrent glioblastoma. J Clin Oncol. 2009;27:740–745.

6. Vredenburgh JJ, Desjardins A, Herndon JE 2nd, et al. Bevacizumab plus irinotecan in recurrent glioblastoma multiforme. J Clin Oncol. 2007;25:4722–4729.

7. Sathornsumetee S, Desjardins A, Vredenburgh JJ, et al. Phase II trial of bevacizumab and erlotinib in patients with recurrent malignant glioma. Neuro Oncol. 2010;12:1300–1310.

8. Maher EA, McKee AC. In: Atlas of diagnostic oncology. 3. Skarin AT, Canellos GP, editor. London: Elsevier Science; 2003. Neoplasms of the central nervous system; pp. 5–10.

9. http://www.cancer.gov/cancertopics/pdq/treatment/adultbrain/HealthProfessional/page1

10. Central Brain Tumor Registry of the United States (CBTRUS) 2010 CBTRUS statistical report: primary brain and central nervous system tumors diagnosed in the United States in 2004-2006. http://www.cbtrus.org/reports/reports.html

11. National Comprehensive Cancer Network clinical practice guidelines in oncology-central nervous system cancers. v.1.2010.

12. Stupp, R., et al., Radiotherapy plus concomitant and adjuvant temozolomide for glioblastoma. N

Engl J Med, 2005. 352(10): p. 987-96.

13. Wen PY, DeAngelis LM. Chemotherapy for low-grade gliomas: emerging consensus on its benefits. Neurology. 2007;68(21):1762–1763. doi: 10.1212/01.wnl.0000266866.13748.a9.
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